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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): December 11, 1998


                            The Lamson & Sessions Co.
             (Exact Name of Registrant as Specified in Its Charter)


                                      Ohio
                 (State or Other Jurisdiction of Incorporation)


              1-313                                    34-0349210
              -----                                    ----------
     (Commission File Number)           (I.R.S. Employer Identification Number)


                            25701 Science Park Drive
                              Cleveland, Ohio 44122
               (Address of Principal Executive Offices) (Zip Code)


                                 (216) 464-3400
              (Registrant's Telephone Number, Including Area Code)

                      ------------------------------------

          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

         On December 11, 1998, the Lamson & Sessions Co. ("Lamson") executed an agreement to sell substantially all of its polyvinyl chloride pipe business assets and certain liabilities (the "PVC Pipe Business") to Eagle Pacific Industries, Inc. ("Eagle Pacific"). Lamson will receive $45.0 million in cash, $6.0 million in Eagle Pacific subordinated notes and 785,000 shares of Eagle Pacific common stock as consideration for the sale of the PVC Pipe Business. In addition, approximately $6.0 million in retained net working capital related to the PVC Pipe Business is expected to be converted to cash in 60 to 90 days after completion of the sale.

         The consummation of the PVC Pipe Business sale is conditioned upon, among other things, antitrust clearance and the approval by Eagle Pacific's shareholders of a contemporaneous transaction between Eagle Pacific and CONDEA Vista Company. The sale is expected to be consummated by the end of the first quarter of 1999.

Item 7.  Financial Statement and Exhibits.

         (a)      Financial statements of business acquired.

                  None.

         (b)      Pro forma financial information.

                  None.

         (c)      Exhibits.

                  20.1     Press Release dated December 14, 1998.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE LAMSON & SESSIONS CO.



Date:  December 28, 1998                 By /s/   James J. Abel
                                         ---------------------------------------
                                         Executive Vice President, Secretary,
                                         Treasurer and Chief Financial Officer




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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  EXHIBIT INDEX
                                       to
                                    FORM 8-K

                            THE LAMSON & SESSIONS CO.


         20.1         Press Release dated December 14, 1998.